Exhibit 10.45

SERVICE LEVEL AGREEMENT
WITH
IMPERIAL VALLEY MILLING CO.

Document Owner: S&W Seed Company

Date: 9 April 2014

Version: 2014.1.1

_______________________________________________________________________________________________________

Seed Genetics International Pty Ltd ABN 44 061 114 814
Unit 5, 13-15 King William Road, Unley, South Australia 5061
Telephone +61 8 8271 6000
Facsimile +61 8 8271 6077

April 9, 2014

Version: 2014.1.1

Table of Contents
1	Agreement Overview	3
2	Goals & Objectives	3
3	Parties	3
4	Service Management	3
4.1	S&W responsibilities	3
4.2	The Service Provider Requirements	4
5	Service Requests	4
6	Service Expectations	4
7	Service Scope	4
8	Service Fees & Payment	5
9	Periodic Review	5
10	Observance of laws	5
11	Quality; Audit; Inspection	5
12	Insurance	5
13	Confidential Information	6
14	Notices	6
15	Governing Law: Dispute Resolution	6

16	Termination Notice	6
17	Other Provisions	6

18	Schedule 1 — Service Scope	8
19	Schedule 2 — Fees for 2013/2014	10
20	Schedule 3 — Addresses of Stakeholders	11
21	Schedule 4 — Examples of Operation of Fee Schedule	11

April 9, 2014

Version: 2014.1.1

1    Agreement Overview

This Agreement represents a Service Level Agreement ("SLA" or "Agreement") between Imperial Valley Milling Co. (the "Service Provider") and S&W Seed Company ("S&W") for the provision of Services (as defined in Section 7 below) by Service Provider to S&W required for the safe storage, preparation, packing and dispatching of goods (cleaned and uncleaned seed) delivered to the Service Provider premises either by S&W (e.g., from Australia or Five Points) or by S&W contracted growers or suppliers (e.g., growers that S&W directly contracts with in the Imperial Valley) (all such goods referred to herein as "Group Stock"). For clarity, Group Stock excludes all seed sourced by Service Provider that is made available to S&W under the Supply Agreement (as defined below).

Service Provider and S&W are currently parties to a Supply Agreement dated October 12, 2012 (the "Supply Agreement") relating to Service Provider's supply of alfalfa and other seed to S&W. The Supply Agreement remains in full force and effect and is not modified by this Agreement.

This Agreement outlines the parameters of the Services to be provided by Service Provider in respect of Group Stock as mutually understood by the parties.

The parties will facilitate and participate in good faith in regular communication in order to assist and address matters within the scope of this Agreement that may impact on each other.

2    Goals & Objectives

The purpose of this Agreement is to ensure that the proper elements and commitments are in place for Service Provider to provide consistent sustainable Services and delivery to S&W.

The goal of this Agreement is to set forth the mutual understanding for service provision between the Service Provider and S&W.

The objectives of this Agreement are to:

1.   Provide clear reference to service, accountability, roles and/or responsibilities.

2.   Define fees and charges for Services.

3.   Present a clear, concise and measurable description of Service provision by Service Provider to S&W.

4.   Match perceptions of expected service Provision with actual service support and delivery.

3    Parties

The Service Provider and S&W are the parties to this Agreement.

4    Service Management

4.1    S&W's responsibilities consist of the following:

1.   Provide clear instructions to the Service Provider in reference to Group Stock to advance the cleaning of uncleaned seed lots.
2.   Arrange for clear instructions of Services required to prepare goods for local and export orders

April 9, 2014

Version: 2014.1.1

3.   Provide adequate notification of Services required for the packing and dispatching of goods for local and export orders.
4.   Organize the availability of S&W representative(s) to resolve a service related event or request.
5.   Timely payment of invoices for Services as per standard terms: 15th day following the end of the month in which the Services were provided.

4.2    The Service Provider Requirements

Service Provider responsibilities and/or requirements in support of this Agreement include:

1.   Appropriate and timely notification of Group Stock delivered, reporting on cleaning, packing and dispatching of goods
2.   Obtaining and maintaining the appropriate accreditation and authorisation of employees and premises for packing and sampling goods eligible for certification and export.
3.   Meeting response times associated with service related incidents and instructions.
4.   Telephone, electronic mail (e-mail) or facsimile support during office hours (7:30 A.M. to 4:30 P.M. (Pacific Time) Monday - Friday).
5.   To negotiate annually with S&W an itemised list of fees and charges related to Services and activities.
6.   To facilitate and support quarterly physical counts of S&W products warehoused by the Service Provider and an annual audited stocktake.

5    Service Requests

In support of Services provided under this Agreement, the Service Provider will respond to service related incidents and/or requests submitted by S&W within the following time frames:

  0-8 hours (during business hours) for issues classified as URGENT*

  Within 48 hours for issues classified as ASAP*

  Within 5 working days for issues classified as MEDIUM* or LOW*

*These time frames are based on priorities relating to S&W BLEND ORDER & S&W SALES ORDER WORKSHEET forms.

6    Service Expectations

Assumptions related to the provision of Services include:
  Changes to Services will be communicated and documented to both parties.

  The Service Provider may engage subcontractors to assist in performance of the Service only with the prior agreement of S&W (which will not be unreasonably withheld). Service Provider will be responsible for the performance of all subcontractors in accordance with the terms and conditions of this Agreement

7    Service Scope

The "Services" consist of those services identified on Schedule 1, as the same may be amended from time to time by agreement of the parties.

April 9, 2014

Version: 2014.1.1

8    Service Fees & Payment

Fees and charges should be either listed in pounds (lbs) & kilograms (kg) or price per item and are subject to mutual agreement of the parties.

S&W will pay Service Provider for the Services the fees and charges as detailed Schedule 1 and under the payment terms stated in Section 4.1.5.

All quoted fees and charges shall be commercial-in-confidence between Service Provider and S&W.

9    Periodic Review

This Agreement is valid from the Effective Date outlined herein and is valid until terminated in accordance with Section 16.

This Agreement should be reviewed by the parties at a minimum once per fiscal year. S&W is responsible for facilitating regular reviews of this Agreement. This Agreement may be amended only upon mutual written agreement of both parties.

10    Observance of laws

Both parties shall comply with the United States of America (USA), California State, United States Department of Agriculture (USDA), The California Crop Improvement Association (CCIA), International Seed Testing Association (ISTA) seed sampling and other certification and other applicable authorities' laws, regulations and procedures.

11    Quality; Audit; Inspection

  Service Provider will satisfy and comply diligently with all written quality assurance requirements of S&W.

  S&W will have the right to inspect without advance notice all of Service Provider's facilities and equipment relating to cleaning, storage and delivery of Group Stock or other provision of Services. Neither S&W nor its employees or agents will be required by Service Provider to execute a confidentiality agreement, waiver or other agreement as a condition to engaging in inspections related to such seed.

  During the term of this Agreement and for a period of two years after termination, Service Provider's correspondence, records and books of account related to the supply of Services to S&W, will be open to inspection and audit by S&W during Service Provider's normal business hours.

12    Insurance

The Service Provider shall ensure an adequate level of insurance for any goods warehoused on its own business premises or on subcontracted premises.

April 9, 2014

Version: 2014.1.1

13    Confidential Information

The Service Provider and its employees will learn, work with, and be entrusted with information that is confidential to S&W's operations, products and designs. All such information shall be treated "commercial-in-confidence" and not disclosed to any person or entity in any way.

Examples include customers, suppliers, delivery of goods, brands, composites and any information that is marked "confidential" or "proprietary". Keeping this information confidential is essential to ensure S&W's success. Because this information has substantial value, the Service Provider and its employees shall exercise the highest degree of care not to disclose nor use to their or others' gain any confidential information, even inadvertently through conversations, to any persons or entities in or outside the business.

Service Provider acknowledges that damages alone may not adequately compensate S&W for violation by Service Provider of this Section 13. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, S&W shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by Service Provider hereunder, including the right to enforce specifically the terms of this Section 13 by obtaining injunctive relief in respect of any violation or non-performance hereof.

14    Notices

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand sent via a reputable nationwide courier service or mailed by registered or certified mail (return receipt requested) to a party at the address of such party set forth in the signature pages to this Agreement (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed or sent.

15    Governing Law: Dispute resolution
  This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of California without regard to any applicable principles of conflicts of law.

  The parties shall seek to settle any dispute arising in connection with this Agreement by negotiation, mediation and conciliation between the parties. In any such proceeding, each party may at its election, be represented or accompanied by an advocate or duly qualified legal practitioner.

  For the avoidance or settlement of disputes, and for the better management of this Agreement, the parties' representatives shall be the individuals nominated in Schedule 3.

  If any dispute is not resolved by the parties in the manner contemplated by Section 15B within 30 days after initial notice of the dispute by a party, then the dispute wiil be resolved in the manner contemplated by Section 5(g) of the Supply Agreement.

16    Termination notice

This Agreement may be terminated at any time by either party upon giving 60 days' written notice of the termination to the other.

April 9, 2014

Version: 2014.1.1

17    Other Provisions

  This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Supply Agreement or any confidentiality agreement between the parties, which remain in full force and effect and are not modfied) and (ii) shall not be assigned by operation of law or otherwise; provided, that S&W may assign its rights and obligations hereunder to any subsidiary of S&W. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

  Service Provider acknowledges that it is an independent contractor and is not an agent, partner, joint venturer nor employee of S&W. Service provider shall have no authority to bind or otherwise obligate S&W in any manner nor shall Service Provider represent to anyone that it has a right to do so.

Imperial Valley Milling Co.	S&W Seed Company

Glen Bornt	Dennis Jury
Name	Name
/s/ Glen Bornt	/s/ Dennis Jury
Authorised Signature	Authorised Signature

Date: May 9, 2014	Date: May 13, 2014

Address:	Address:

PO Box 387 Holtville, CA USA 92250	5 Lochness Ave Torrens Park SA 5062

April 9, 2014

Version: 2014.1.1

18    Schedule 1 - Service Scope

1.  Recording and reporting of deliveries to the Service Provider premises by S&W contracted growers or suppliers (Group stock) within five (5) working days (in an agreed format).

2.  Notification of any matters relating to goods delivered (Group stock) that may cause quality issues ahead of cleaning process (such as weed seeds of significance, animal faeces or presence of excessive moisture or dirt.) within one (1) working day.

3.  Recording and reporting of cleaned S&W products by seed lot for each delivery or lot within five (5) working days in an agreed format.

4.  Monthly reporting on S&W owned (title) products warehoused by the Service Provider in an agreed format.

5.  Processing of unclean seed lots within the indicated and defined timeframe as requested by S&W.

6.  Reporting of seed lines or lots dispatched for export containerised goods within one (1) working day by means of the Inland B/L.

7.  Re-handling and processing of goods

7.1.  Taking seed from Group stock stored in bulk and bagging it off into new 20, 22.7, 25, 1,000 or 2,000 (LBS or KG) bags or as otherwise instructed by S&W.

7.2.  Taking cleaned seed stored in bulk, scarifying and bagging it off into new 20, 22.7, 25, 1,000 or 2,000 KG bags or as otherwise instructed by S&W.

7.3.  Re-bagging 20, 22.7, 25, 1,000, 2,000 or other clean seed into new or existing bags

7.4.  Scarifying and re-bagging of 20, 22.7, 25, 1,000, 2,000 or other KG clean seed into new or existing bags

7.5.  Blending and mixing clean seed from bulk or bags into new 20, 22.7, 25, 1,000, 2,000 or other KG bags

7.6.  Blending and mixing clean seed from bulk or in bags and treating with Thiram (or other chemical as instructed / agreed between the parties) & Red dye into new 20 or 25 or other KG bags

7.7.  Other requirements as discussed and agreed to.

8.  Supply and sewing into bags

8.1.  Certification labels

8.2.  Uncert tags

9.  Fee to apply custom-made labels or adhesive tags provided by S&W to bags

10.  Provision and supply of

A.  bags

April 9, 2014

Version: 2014.1.1

B.  Certified heat treated export pallets

C.  Shrink/stretch-wrapping of bagged seed on export pallets

D.  Acquiring and submitting of samples to nominated laboratories (for certification, OIC, BIC or other seed test analyses).

11.  Loading of bagged seed on export pallets in 20ft or 40ft containers including arranging and preparation of goods for Phytosanitary Inspection by USDA.

12.  Loading of 1,000 or 2,000KG bagged seed for dispatch

13.  Other activities as mutually discussed / agreed / priced.

April 9, 2014

Version: 2014.1.1

19    Schedule 2 - Fees for 2014
IMPERIAL VALLY MILLING CO.
Period 01 March 2014 - 28 Feb 2015
DESCRIPTION	Fee / LBS (USD)	Fee / per unit	Fee / Kg (USD)
IVM Storage & Handling Fee (In/Out) for S&W Group stock	$ 0.02		$ 0.04
IVM Packing fee for S&W Group stock raw seed	$ 0.03		$ 0.07
IVM fee for Packing Group Stock treated seed Thiram & Colorant (@ 6oz/100lbs / 1ltr /MT)	$ 0.08		$ 0.18

Re-Packing Seed (Raw, Treated or Coated Seed)	$ 0.03		$ 0.07
Blending of Raw, Treated or Coated Seed	$ 0.03		$ 0.07
IVM Custom labels, Cert tags (AOSCA & OECD) service fee per order. (No charge if SW group supply & pay for tags)		$100	plus actual cost
IVM uncertified In-House label fee	No Charge
County drawn official sample (per sample)		$ 50.00
IVM In-House Germ & Noxious weed count (per sample)		$ 50.00
IVM In-House GMO Test (per sample)		$ 50.00
IVM Phytosanitary Certificate service fee		$ 100.00
IVM Request & Administration service fee for Certified Blend (per lot)		$ 200.00
IVM Bag Fee per 25KG Poly Bag		$ 0.50
IVM Bag Fee per Paper Sudan		$ 0.55
IVM fee per White Paper bag		$ 0.50
Palletizing bagged seed to containerize and or prepare for despatch		$ 20.00
IVM Magnetic Rollers fee	$ 0.10		$ 0.22
Fee for Re-cleaning of Alfalfa seed	$ 0.06		$ 0.13

April 9, 2014

Version: 2014.1.1

20    Schedule 3 - Addresses of Stakeholders

Address of S&W SEED Company.
Physical address	Five Points, CA 93624, United States
Postal address	P.O. Box 235, Five Points, CA 93624 United States
Phone number	(559) 884 2535
Fax number	(559) 884 2750

S&W Seed Co key personnel
Position	Name	e-mail address
Chief Executive Officer (CEO)	Mark S. Grewal	mgrewal@swseedco.com
Chief Operation Officer (COO)	Dennis Jury	djury@sgiseeds.com
Chief Financial Officer (CFO)	Matt Szot	mszot@swseedco.com
Vice President of Sales & Marketing	Fred Fabre	ffabre@swseedco.com
Vice President of Processing	Dan Karsten	dkarsten@swseedco.com
Global Corporate Controller	Nasrim Fletcher	nfletcher@swseedco.com
International Logistics Manager	Desiree Schroeder	dschroeder@swseedco.com

Address of Service Provider
Physical address	250 E. 5th Street, Holtville, CA 92250
Postal address	PO Box 387, Holtville, CA 92250
Phone number	(760)356-2914
Fax number	(760)356-2916

Service Provider Key Personnel
Position	Name	e-mail address
President	Glen Bornt	glenbornt@ivmilling.com
Inventory control & Export coordinator	Jagget Flores	ivmjagget@sbcglobal.net
Office Manager	Benito	benito@ivmilling.com

April 9, 2014

Version: 2014.1.1

21    Schedule 4 - Examples of Operation of Fee Schedule

1) Straight bagging of IVM supplied certified Cuf 101 or VNS seed into plain bags and preparing for dispatch / loading into container: $0.10/lb
2) Blending lines of seed within certified Cuf 101 or VNS seed lines supplied by IVM to achieve target quality parameters ("standard blending") and packing into plain bags and preparing for dispatch / loading into container: $0.10/lb
3) Receiving into store S&W Group Stock that has been transported in from another location: $0.02/lb
4) Packing S&W Group Stock into seed into bags: $0.03/lb (plus relevant bag fee if bags not supplied by S&W)
5) Blending and packing Group Stock into bags: $0.06/lb (plus relevant bag fee if bags not supplied by S&W)
6) Treating any seed regardless of origin or source: $0.05/lb
7) Blending of IVM sourced and Group Stock seed according to formula prescribed by S&W ("custom blending") $0.03/lb across the full quantity

As a working example for a 88,000 lb (ie 2 FCL's) 50:50 blend of Certified Cuf 101 and SuperSonic as a certified blend that has been arranged with CCIA by S&W, packed into buyers bags supplied by S&W, sealed with tags supplied by S&W, loaded on to pallets shrink wrapped and loaded into a container the following would apply:
a) supply of Cuf 101: 44,000 lbs x $0.10/lb = $4,400
b) receival of SuperSonic into store and storage: 44,000 lbs x $0.02/lb = $880
c) blending of seed: 88,000lbs x $0.03/lb = $2,640
d) packing seed into bags: 44,000lbs x 0.03 = $1,320
e) palletising bagged seed and loading into container: 20 pallets (ie half of the total) x $20/unit = $400
f) Phyto fee $100

Coated Seed: coating charge of $0.30/lb is based on the outward weight of coated seed and this depends on the build-up factor or coating ratio.  For example a 33% coat means that 33% of the final weight of the seed is coating material and there has been a gain in weight eq.  In the above example therefore the 88,000 lb blended line would gain 44,000 lbs to a total weight of 132,000 lbs.  This would incur a charge of 132,000 lbs x $0.30/lb = $39,600.  Otherwise all other costs would remain as already indicated.